Exhibit 23.1


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Vyyo Inc. pertaining to the 1996 Equity Incentive Plan, the 1999 Employee and Consultant Equity Incentive Plan, the Amended and Restated 2000 Employee and Consultant Equity Incentive Plan and the 2000 Employee Stock Purchase Plan of our report dated January 16, 2001, with respect to the financial statements of Vyyo Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP

San Jose, California
February 15, 2001